EXHIBIT 10.27
QUAKER HOUGHTON
ANNUAL INCENTIVE PLAN
(As Amended and Restated Effective November 17, 2021)
WHEREAS , Quaker Chemical Corporation (the “Company”) established the Quaker Chemical
Corporation Global Annual Incentive Plan (the “Prior Plan”); and

WHEREAS , the Company desires to amend and restate the Prior Plan as the Quaker Houghton Annual
Incentive Plan (the “Plan”) to update the Plan for statutory changes and to make certain other changes;

NOW,

THEREFORE
, the Plan is amended and restated, effective as of November 17, 2021, as follows:

PURPOSE AND APPLICATION
The Plan is designed to reward certain employees of the Company for achieving performance objectives that are important to the Company and its shareholders. The Plan is intended to provide an incentive for superior work and to motivate participating employees toward even higher achievement and business results, to increase shareholder value, to tie their goals and interests to those of the Company and its shareholders, and to enable the Company to attract and retain highly qualified executive officers.

The Plan, as amended and restated effective November 17, 2021, shall apply to any bonus compensation payable with respect to Performance Periods beginning on or after such date; provided however,

that payment
of any bonus compensation in Common Stock shall be subject to approval of the Plan by the Company’s shareholders pursuant to the rules of the New York

Stock Exchange.

ARTICLE 1
DEFINITIONS

The following terms, when used herein, shall have the following meanings unless otherwise required by the context:

1.1 “Annual Base Salary” shall mean the salary of a Participant determined on an annualized basis by reference to the base rate of pay in effect for such Participant.

1.2
“Board” shall mean the Board of Directors of the Company.

1.3
“Code” shall mean the Internal Revenue Code of 1986, as amended.

1.4 “Committee” shall mean the Compensation/Management Development Committee of the Board
and such other committee or committees as may be designated to act as the administrative committee under the
Plan by the Board, at its discretion, from time to time. Where more than one committee has been designated for these purposes, each such committee shall act as the Committee under the Plan with respect to different
Participants or groups of Participants (which may be designated individually or by classification) as established at the time any such committee is established.

1.5
“Common Stock” shall mean shares of the Company’s common stock, $1.00 par value.

1.6

“Company” shall mean Quaker Chemical Corporation, or any successor by merger, purchase or otherwise, and, as appropriate, with respect to eligibility to participate in the Plan, the majority-owned subsidiaries of Quaker Chemical Corporation.

1.7 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
1.8 “Participant” shall mean, with respect to a Performance Period, an employee of the Company who has been designated by the Committee as a Participant in the Plan for such Performance Period.

1.9 “Performance Goal” shall mean, with respect to a Performance Period, an objective performance goal established by the Committee, consistent with the express terms of the Plan, which must be met in order for a bonus to be payable to a Participant with respect to such Performance Period, except as provided in
Section 5.4.

1.10
“Performance Period” shall mean the Plan Year

or such other period or periods as may be
established as a Performance Period by the Committee from time to time. Nothing herein shall prohibit the creation of multiple Performance Periods which may overlap with other Performance Periods established under the Plan.

1.11 “Plan” shall mean the Quaker Houghton Global Annual Incentive Plan, as amended and restated
effective November 17, 2021,

and as may be amended from time to time.

1.12
“Plan Year”

shall mean the calendar year.
1.13 “Short-Term Deferral Date” shall mean, with respect to bonus compensation payable for a
Performance Period, a date within the 2 1/2 month period immediately following the last day of such
Performance Period; provided that such period (measured from the last day of the period) shall be less than 2
1/2 months to the extent necessary to cause such period to be within one calendar year. A Participant shall have no right to interest as a result of payment on a date after the first day of such period. Notwithstanding the foregoing, for purposes of determining the date the bonus award “would otherwise be payable” under Section
5.1 and the “payment date” under Section 4.1(c), the date the bonus award is actually paid to similarly situated
Participants with respect to the Performance Period shall be determinative, and not the Short-Term Deferral
Date.

ARTICLE 2
ELIGIBILITY AND PARTICIPATION

2.1 Designation of Participants. Those employees of the Company who are designated as
Participants in the Plan by the Committee shall be eligible to participate in the Plan. Prior to or at the time
Performance Goals are established for a specified Performance Period, the Committee shall identify the employees of the Company (by name, title, salary grade or similar classification) who are to be Participants in the Plan with respect to such Performance Period.

2.2 Considerations. In making its determination as to eligibility for participation in the Plan, the
Committee shall take into account an employee’s position in the Company and the extent to which the employee’s position affords him or her the opportunity to have a significant impact on the attainment of the
Company’s objectives.

ARTICLE 3
PERFORMANCE GOALS

3.1 Establishment of Performance Goals. Prior to or within the first ninety (90) days of a
Performance Period, the Committee shall establish in writing with respect to such Performance Period, one or more objective Performance Goals, stated in terms of an objective formula or formulas or such other appropriate method, for computing the amount of bonus compensation which may be payable to each
Participant if the specified Performance Goals or levels thereof are attained.

(a) Notwithstanding the foregoing sentence, the Performance Goals for any
Performance Period may not be established after 25% of the period of service represented by the Performance
Period has elapsed, and the outcome must be substantially uncertain when the Performance Goals are established.

(b) Subject to the specific limitations set forth in the Plan, nothing herein shall limit the authority of the Committee to establish more than one Performance Goal and more than one formula with respect to bonus compensation of a Participant, nor limit a Participant’s ability to receive more than one bonus payment with respect to a single Performance Period.

3.2 Business Criteria, Adjustments and Measurement. Performance Goals may be based upon one or more of the following business criteria (which may be determined for these purposes by reference to (i) the
Company as a whole, (ii) any of the Company’s subsidiaries, operating divisions, regional business units or other operating units, or (iii) any combination thereof): profit before taxes, profit after taxes, earnings before or after taxes, interest, depreciation and/or amortization, stock price, market share, gross revenue, net revenue, pretax income, operating income, cash flow, earnings per share, return on equity,

return on invested capital or
assets, cost reductions and savings, return on revenues or productivity, or any variations of the preceding business criteria, which may be modified at the discretion of the Committee to take into account significant nonrecurring items or which may be adjusted to reflect such costs or expense as the Committee deems appropriate.

(a) Performance Goals may also be based upon a Participant’s attainment of personal objectives with respect to any of the foregoing business criteria or implementing policies and plans, negotiating transactions and sales, developing long-term business goals or exercising managerial responsibility.

(b) The Committee may provide for appropriate adjustments to any business criteria used in connection with measuring attainment of Performance Goals to take into account fluctuations in exchange rates, where relevant.

3.3
Changes In Eligibility During the Performance Period.

The Committee may, but is not required
to, establish special rules for any employee who first becomes a Participant during a Performance Period, or whose level of participation the Committee determines should be changed during a Performance Period.

ARTICLE 4
DETERMINATION OF BONUS AWARDS

AND LIMITATIONS

4.1 Determination of Bonus Payment. As soon as practicable following the end of a Performance
Period, the Committee shall determine whether and to what extent the Performance Goal or Performance Goals established for a Participant for such Performance Period have been achieved, including the specific target objective or objectives and the satisfaction of any other material terms of the bonus award, and shall certify such determination in writing, which certification may take the form of minutes of the Committee documenting such determination.

(a) The Committee shall then calculate the amount of each Participant’s bonus or bonuses for such Performance Period based upon the levels of achievement of the relevant Performance Goals and the formula(s) established for such purposes with respect to such Performance Period, subject to the limitations set forth in this Article IV and the employment and proration rules set forth in Article V.

(b) The Committee may, notwithstanding anything contained herein to the contrary, reduce the amount of or totally eliminate any Participant’s bonus, if it determines, in its absolute and sole discretion, that such a reduction or elimination is appropriate in order to reflect the Participant’s individual performance or to take into account any other factors the Committee deems appropriate.

(c) At any time before a bonus is payable under the Plan, the Committee in its sole discretion shall determine whether the medium of payment shall be cash and/or Common Stock. To the extent
an objective formula established under Section 3.1 for a Participant for a Performance Period is stated in terms of a medium other than the final medium of payment determined by the Committee under this subsection (c), conversion to the final medium of payment shall be determined by the last sale price for a share of Common
Stock as quoted on the New York

Stock Exchange for the payment date (or the trading day immediately preceding the payment date if the payment date is not a trading day).

4.2 Limitations. No Participant shall be entitled to receive a bonus or bonuses in excess of the following limitations:

(a) For bonuses paid in cash, the maximum bonus payable with respect to all
Performance Periods ending in any one Plan Year

shall not exceed three hundred percent (300%) of such
Participant’s Annual Base Salary in effect as of September 30th during such Plan Year.

(b) A Participant’s Annual Base Salary shall be deemed for these purposes to be the lesser of his or her actual Annual Base Salary or $1,000,000.

4.3 Common Stock Available. Shares of Common Stock transferable under the Plan shall be shares of authorized, but not issued Common Stock or Common Stock held in treasury. The maximum number of shares of Common Stock which may be issued under the Plan shall not exceed 500,000 shares. If a bonus award terminates for any reason or is canceled, forfeited or settled in cash rather than stock, the number of shares of
Common Stock with respect to which such bonus award terminated or was canceled, forfeited or settled in cash, shall be available for future grants of bonus awards under the Plan. If tax withholding requirements are satisfied by withholding Common Stock, only the number of shares issued net of Common Stock withheld shall be deemed delivered for purposes of applying the limits set forth in this Section.

(a) Bonuses payable in the form of a transfer of shares may be evidenced by written grant documents in such form as the Committee shall from time to time approve, and shall set forth such terms and conditions as the Committee shall, from time to time, at its discretion, impose on such transferred shares;
provided, however, that any such terms and conditions may not be inconsistent with any specific terms of the
Plan.

(b) In the event of changes to the outstanding shares of Common Stock of the
Company through reorganization, merger, consolidation, recapitalization, reclassification, stock splits,

stock
dividend, spin-off, stock consolidation or otherwise, or in the event of a sale of all or substantially all of the assets of the Company, an appropriate and proportionate adjustment shall be made in (i) the number and kind of shares available for use under the Plan, (ii) the annual limitations on awards of Common Stock, and (iii) the number and kind of shares of Common Stock payable under the formula(s), if any, for the Performance Period in which such event occurs. Adjustments or changes under this Section shall be made by the Committee, whose determination as to what adjustments or changes shall be made, and the extent thereof, shall be final, binding, and conclusive.
ARTICLE 5
PAYMENT

OF AWARDS

5.1 Employment Requirement. No bonus shall be payable under the Plan to any Participant who is not employed by the Company (or an affiliate of the Company) on the date such bonus would otherwise be payable unless:

(a) The Participant’s employment terminates prior to such date on account of his or her death, disability (as determined by the Committee, in its sole discretion), or under such other circumstances as the Committee shall, in its sole discretion, determine;
(b) The Participant’s employment terminates prior to such date on or after attainment of age 60;

(c)
An amount is payable pursuant to Section 5.4; or

(d) The Committee, in its sole discretion, specifically allows the Participant’s bonus award to remain payable, in full or in part (as determined by the Committee), if the Participant’s employment terminates prior to such date.
If a Participant’s employment terminates prior to the date a bonus award would otherwise be payable under any circumstances other than those described above, no bonus award shall be payable to such Participant.

5.2
Proration of Bonus.

(a) If a Participant is on a leave of absence during a Performance Period, any bonus award payable shall be prorated based on active service during the Performance Period, except as provided in
Section 5.4.

(b) If a Participant’s employment terminates under the circumstances set forth in
Section 5.1(a) or (b), any bonus award payable will be prorated based on active service during the Performance
Period, except as provided in Section 5.4.
5.3 Payment Date. Except as provided in this Section 5.3 or in Section 5.4, no Participant may receive any payment with respect to a bonus award unless and until the Committee has certified in writing that the relevant Performance Goals for a Performance Period have been achieved. Notwithstanding anything herein to the contrary, if a Participant terminates employment under the circumstances set forth in Section 5.1(a), (b), or (d), the Committee shall have the discretion to provide for payment in respect of a bonus award for a
Performance Period regardless of whether the Performance Goals for such Performance Period have been achieved. After the Committee has certified in writing that the relevant Performance Goals have been achieved, bonus awards shall be paid by the Company on the Short-Term Deferral Date, to the Participant or to his

or her
estate in the event of death.

5.4 Change in Control. Notwithstanding any provision of the Plan to the contrary, in the event of a
Change in Control (as defined in the Quaker Chemical Corporation 2016 Long-Term Performance Incentive
Plan), each Participant who is employed by the Company on the day before such Change in Control shall be paid (a) any bonus with respect to any Performance Period ending prior to such Change in Control (based on achievement during such Period) that has not been paid to the Participant, such payment to be made on the
Short-Term Deferral Date for such Performance Period, and (b) with respect to the Performance Period in which such Change in Control occurs, the amount of the bonus that would have been payable had the target level of performance been achieved for such Performance Period, such payment to be made on the Short-Term
Deferral Date for such Performance Period.

5.5 Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, if a
Participant is a specified employee (as defined in Treas. Reg. §1.409A-1(i)), any payment or benefit under this
Plan that constitutes deferred compensation subject to Section 409A of the Code and for which the payment event is separation from service (as defined in Treas. Reg. §1.409A-1(h)) shall not be made or provided to the
Participant before the date that is six months after the date of the Participant’s separation from service. Any payment or benefit that is delayed pursuant to this Section 5.5 shall be made or provided on the first business day of the seventh month following the month in which the Participant’s separation from service occurs. With respect to any cash payment delayed pursuant to this Section 5.5, the delayed payment shall include interest, at the Wall Street Journal Prime Rate published in the Wall

Street Journal on the date of the Participant’s
separation from service (or the previous business day if such date is not a business day), for the period from the date the payment would have been made but for this Section 5.5 through the date payment is made. The provisions of this Section 5.5 shall apply only to the extent required to avoid a Participant’s incurrence of any additional tax or interest under Section 409A of the Code. To the extent any payment or benefit under the Plan
constitutes deferred compensation subject to Section 409A of the Code, this Plan is intended to comply with
Section 409A of the Code and shall be administered, interpreted and construed in accordance therewith to avoid the imposition of additional tax under Section 409A of the Code.

ARTICLE 6
OTHER TERMS AND CONDITIONS

6.1 Shareholder Approval. No bonus awards shall be paid in Common Stock unless and until the material terms of the Plan are disclosed to and approved by the Company’s shareholders pursuant to the rules of the New York

Stock Exchange.

6.2 Nontransferability; Unfunded Plan. Except as may be otherwise required by law, bonus awards under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary.

Bonuses
awarded under the Plan shall be payable from the general assets of the Company and no Participant shall have any claim with respect to any specific assets of the Company.

6.3 Rights. No person shall have any legal claim to be granted an award under the Plan and the
Committee shall have no obligation to treat Participants uniformly. Neither the Plan nor any action taken under the Plan shall be construed as giving any employee the right to be retained in the employ of the Company or any subsidiary or to maintain any Participant’s compensation at any level.

6.4
Withholding.

The Company or any of its subsidiaries may deduct from any award any applicable withholding taxes or any amounts owed by the employee to the Company or any of its subsidiaries, or take any other actions it deems necessary or appropriate in connection with any applicable withholding requirements.

6.5 Common Stock. No Common Stock will be delivered under the Plan except in compliance with all applicable Federal and state laws and regulations including, without limitation, compliance with all Federal and state securities laws and with the rules of the New York

Stock Exchange and of all domestic stock
exchanges on which the Common Stock may be listed. Any certificate issued to evidence shares of Common
Stock awarded pursuant to the Plan may bear legends and statements the Committee shall deem advisable to assure compliance with Federal and state laws and regulations. No shares of Common Stock shall be delivered under the Plan until the Company has obtained consent or approval from regulatory bodies, Federal or state, having jurisdiction over such matters as the Committee may deem advisable. In the case of a person or estate acquiring the right to an award of Common Stock made pursuant to the Plan as a result of the death of the
Participant, the Committee may require reasonable evidence as to the ownership of the Common Stock and may require consents and releases of taxing authorities that it may deem advisable.

6.6
Recoupment Policy. A Participant’s

right to receive payment of a bonus under the Plan, to retain the bonus and, in the case of a non-cash bonus, to retain the profit or gain the Participant realized in connection with such a bonus shall be subject to any recoupment or “clawback” policy adopted by the Company.

ARTICLE 7
ADMINISTRATION

7.1 The Committee. Until changed by the Board, the Compensation/Management Development
Committee of the Board shall constitute the Committee hereunder. All actions taken under the terms of the Plan with respect to any employee who is subject to the reporting requirements of Section 16(a) of the Exchange Act shall be taken by a Committee consisting solely of two or more members of the Board who qualify as “non-
employee directors” (as that term is used for purposes of Section 16 of the Exchange Act).

7.2
Committee’s Authority.

The Committee shall have full power and authority to administer and interpret the provisions of the Plan and to adopt such rules, regulations, agreements, guidelines, and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable.

7.3 Delegation of Authority. The Committee shall have full power to delegate to any officer or employee of the Company the authority to administer and interpret the procedural aspects of the Plan, subject to the Plan’s terms, including adopting and enforcing rules to decide procedural and administrative issues.

7.4 Reliance. The Committee may rely on opinions, reports or statements of officers or employees of the Company or any subsidiary thereof and of Company counsel (inside or retained counsel), public accountants, and other

professional or expert persons.

7.5 Liability; Indemnification. No member of the Committee shall be liable for any action taken or omitted to be taken or for any determination made by him or her in good faith with respect to the Plan, and the
Company shall indemnify and hold harmless each member of the Committee against any cost or expense
(including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the
Committee) arising out of any act or omission in connection with the administration or interpretation of the
Plan, unless arising out of such person’s own fraud or bad faith.
7.6 Governing Law. The place of administration of the Plan shall be in the Commonwealth of
Pennsylvania, and the validity, construction, interpretation, administration, and effect of the Plan and of its rules
and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the
Commonwealth of Pennsylvania (without reference to principles of conflicts of laws) to the extent Federal law is not applicable.

ARTICLE 8
TERM OF PLAN, AMENDMENT AND TERMINATION

8.1 Further Shareholder Approval. The Plan shall terminate as of the date of the first meeting of the shareholders of the Company that occurs in 2032, unless the material terms of the Plan are disclosed to and approved by shareholders on or before the date of such shareholders meeting.
8.2 Amendment, Suspension and Termination. The Plan may be suspended, terminated, or reinstated, in whole or in part, at any time by the Board. The Board may from time to time make such amendments to the Plan as it may deem advisable.

Notwithstanding the foregoing, no amendment to the Plan
shall be made without the approval of the Company’s shareholders if it (i) increases the number of shares of
Common Stock made available under the Plan, (ii) expands the class of persons eligible for a bonus under the
Plan, (iii) materially extends the term of the Plan, or (iv) otherwise requires shareholder approval under the rules of the exchange or market on which Common Stock is listed or traded.

8.3
Effect of Termination/Amendment.

Termination or amendment of the Plan shall not, without the
consent of the Participant, diminish a Participant’s rights with respect to any bonus program in effect with respect to the Performance Period in which such amendment or termination occurs except to the extent that such amendment or termination is determined by the Committee to be necessary or appropriate under applicable law.